Exhibit 3.339

CT-07	CT-07

CERTIFICATE OF CONVERSION OF WASHINGTON HILTON JOINT VENTURE

TO A LIMITED LIABILITY COMPANY

OF WASHINGTON HILTON, L.L.C.

Under Section 1006 of the Limited Liability Company Law of the State of New York

THE UNDERSIGNED, being a natural person of at least eighteen (18) years of age and acting as an authorized person of the limited liability company (the “Company”) hereby being formed under Section 1006 of the Limited Liability Company Law of the State of New York (the “LLCL”), certifies that:

FIRST: The partnership described below was in accordance with the provisions of the Limited Liability Company Law, duly converted to a limited liability company.

SECOND: The name of the partnership was Washington Hilton Joint Venture, a New York general partnership.

THIRD: The name of the limited liability company is Washington Hilton, L.L.C.

FOURTH: The county within this state in which the office of the limited liability company is to be located is New York.

FIFTH: The latest date on which the limited liability company is to dissolve is June 26, 2049.

SIXTH: The secretary of the state is designated as agent of the Company upon whom process against the Company may be served. The post office address within or without the State of New York to which the secretary of state shall mail a copy of any process against the Company served upon such Secretary of State is c/o CT Corporation System, 1633 Broadway, New York, New York 10019.

SEVENTH: The name and address of the registered agent for service of process on the Company in the State of New York is CT Corporation System, 1633 Broadway, New York, New York 10019. Such registered agent is to be the agent of the Company upon whom process against it may be served.

EIGHTH: The Company is to be managed by one or more members.

NINTH: The future effective date of this Certificate of Conversion, if not effective upon filing, is November 27, 1996.

IN WITNESS WHEREOF, this certificate has been subscribed this 25th day of November, 1996, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

/s/ Alan S. Kava
Alan S. Kava
Authorized Person

CERTIFICATE OF CHANGE

OF

WASHINGTON HILTON, L.L.C.

Under Section 211-A of the Limited Liability Company Law

1.	The name of the limited liability company is WASHINGTON HILTON, L.L.C.

If applicable, the original name under which it was formed is WASHINGTON HILTON JOINT VENTURE.

2.	The date of filing of the original articles of organization by the Department of State is 11/27/96.

3.	The address of C T Corporation System as the registered agent of said limited liability company is hereby changed from CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NY 10019 to 111 Eighth Avenue, New York, New York 10011.

4.	The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the limited liability company which may be served on him is hereby changed from c/o CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NY 10019 to c/o C T Corporation System, 111 Eighth Avenue, New York, New York 10011.

5.	Notice of the above changes was mailed to the limited liability company by C T Corporation System not less than 30 days prior to the date of delivery of this Certificate to the Department of State and such limited liability company has not objected thereto.

6.	C T Corporation System is both the agent of such limited liability company to whose address the Secretary of State is required to mail copies of process and the registered agent of such limited liability company.

C T CORPORATION SYSTEM

By:	/s/ Kenneth J. Uva
Kenneth J. Uva
Vice President

NY Domestic LLC - agent / process address

New York State

Department of State

Division of Corporations, State Records

and Uniform Commercial Code

Albany, NY 12231

CERTIFICATE OF CHANGE

OF

WASHINGTON HILTON, L.L.C.

(Insert name of Domestic Limited Liability Company)

Under Section 211-A of the Limited Liability Company Law

FIRST: The name of the limited liability company is: WASHINGTON HILTON, L.L.C.

If the name of the limited liability company has been changed, the name under which it was formed is:

SECOND: The articles of organization were filed with the Department of State on: November 27, 1996

THIRD: The change(s) effected hereby are, [check appropriate box(es)]

☐	The county location, within this state, in which the office of the limited liability company is located, is changed to:

☒	The address to which the Secretary of State shall forward copies of process accepted on behalf of the limited liability company is changed to: c/o Corporation Service Company, 80 State Street, Albany, NY 12207-2543

☐	The limited liability company hereby: [check one]

☐	Designates

as its registered agent upon whom process against the limited liability company may be served.

☒	Changes the designation of its registered agent to: Corporation Service Company

☒	Changes the address of its registered agent to: 80 State Street, Albany, NY 12207-2543

☐	Revokes the authority of its registered agent.

	BY:	HILTON HOTELS CORPORATION, sole member

By:	X /s/ K. Allen Anderson
(Signature)

K. Allen Anderson
(Type or print name)

Vice President
(Title or capacity of signer)

DOS - 1359 (11/98)

CERTIFICATE OF CHANGE

OF

WASHINGTON HILTON, L.L.C.

(Insert Name of Domestic Limited Liability Company)

Under Section 211-A(b) of the Limited Liability Company Law

FIRST: The name of the limited liability company is: WASHINGTON HILTON, L.L.C.

If the name of the limited liability company has been changed, the name under which it was organized is:

SECOND: The date of filing of the original articles of organization is: November 27, 1996

THIRD: The change(s) effected hereby are: [check the appropriate box(es).]

☒	The address for service of process of the limited liability company is changed to: c/o Corporation Service Company, 80 State Street, Albany, NY 12207-2543

The undersigned is the agent of the limited liability company to whose address the Secretary of State is required to mail copies of process accepted on behalf of the limited liability company.

☐	The address of the registered agent is changed to:

The undersigned is the designated registered agent of the limited liability company.

FOURTH: A notice of this change was mailed to the limited liability company by the undersigned not less than thirty days prior to the date of delivery of this certificate to the Department of State. The limited liability company has not objected thereto.

Corporation Service Company

X /S/ John H. Pelletier
(Signature)

John H. Pelletier, Asst. VP
(Type or print the name and title or capacity of signer)